EXHIBIT 99.1

JOINT FILER INFORMATION

Other Reporting Person(s)

1. SH CAPITAL PARTNERS, L.P.

Item	Information
Name:	SH CAPITAL PARTNERS, L.P.
Address:	1019 KANE CONCOURSE, SUITE 202 BAY HARBOR ISLANDS, FL 33154
Designated Filer:	Mark Cohen
Date of Event Requiring Statement (Month/Day/Year):	04/12/2024
Issuer Name and Ticker or Trading Symbol:	RumbleOn, Inc. [RMBL]
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	SH CAPITAL PARTNERS, L.P.
	By:	Stone House Capital Management, LLC
	Its:	General Partner

	By:	/s/ Mark Cohen
	Name:	Mark Cohen
	Title:	Managing Member
	Date:	April 16, 2024

2. Stone House Capital Management, LLC

Item	Information
Name:	Stone House Capital Management, LLC
Address:	1019 KANE CONCOURSE, SUITE 202 BAY HARBOR ISLANDS, FL 33154
Designated Filer:	Mark Cohen

Date of Event Requiring Statement (Month/Day/Year):	04/12/2024
Issuer Name and Ticker or Trading Symbol:	RumbleOn, Inc. [RMBL]
Relationship of Reporting Person(s) to Issuer:	Other: Member of 10% Group
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	Stone House Capital Management, LLC
	By:	/s/ Mark Cohen
	Name:	Mark Cohen
	Title:	Managing Member
	Date:	April 16, 2024